Exhibit 10.5
SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Second Amendment”) is made as of the 23rd day of November, 2022 (“Effective Date”), by and between KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company (“Seller”), and WB UNION PLAZA HOLDINGS LLC, a Delaware limited liability company (“Buyer”). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:
RECITALS
A.Seller and Buyer are parties to that certain Purchase and Sale Agreement and Escrow Instructions dated as of July 20, 2022, as amended by that certain First Amendment to Purchase and Sale and Escrow Instructions dated as of October 14, 2022 (as amended, the “Purchase Agreement”). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.
B.Seller and Buyer have agreed to modify the terms of the Purchase Agreement as set forth in this Second Amendment.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Buyer agree as follows:
1.Recitals. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.
2.Closing Date. The Closing Date shall be, and hereby is, extended from November 30, 2022, at 1:00 p.m. to December 15, 2022, at 1:00 p.m. (California time).
3.Reductions in Deposit; Extension Fee. As of the Effective Date, the Deposit shall be, and hereby is, reduced by $950,000.00 (the “Reduction Amount”) to $50,000; for avoidance of doubt, all references in the Purchase Agreement to the Deposit shall be deemed to mean and refer to a deposit of $50,000. In consideration of Seller’s extending the Closing Date from November 30, 2022 to December 15, 2022 as provided in this Second Amendment, Buyer shall pay to Seller, in cash or current funds, an extension fee (the “Extension Fee”) in the amount of $950,000 by no later than November 28, 2022, and Buyer hereby irrevocably authorizes and directs Escrow Holder to remit the Reduction Amount directly to Seller in payment of the Extension Fee by no later than November 28, 2022. The Extension Fee shall be deemed earned in full upon execution and delivery of this Second Amendment, and concurrently with the Closing, Buyer shall receive a credit against the Purchase Price in the amount of the Extension Fee paid to Seller. Notwithstanding anything stated to the contrary herein or in the Purchase Agreement, the Extension Fee shall not be refundable to Buyer under any circumstances unless Seller fails to sell and convey the Property to Buyer when Seller is obligated to do so under the terms and provisions of the Purchase Agreement.
4.Acknowledgment and Release. Buyer hereby acknowledges and agrees that the Purchase Agreement is in full force and effect, and that as of the Effective Date, Seller is not in default thereunder, nor has Seller breached any of its covenants or agreements set forth in the Purchase Agreement. Accordingly, subject to the representations and warranties of Seller expressly set forth in Section 11.1 of the Purchase Agreement, Buyer, on behalf of itself and all of its Releasors, hereby expressly waives and releases Seller and the Seller Parties from any and all claims, actions, causes of action, liabilities, losses, damages, costs and/or expenses that Buyer and Releasors may now or hereafter have, whether known or unknown, resulting from or relating or, or which may arise from, any actions or inactions of the Seller on or prior to the Effective Date with respect the transaction contemplated under the Purchase Agreement (including without limitation, the conversion of any part of the Deposit to extension fees and Seller’s right to receive and retain any such extension fees as set forth in the Purchase Agreement).
BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
BY INITIALING BELOW, BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY WAIVES THE PROVISIONS OF SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES.

/s/ JS BUYER’S INITIALS

THE FOREGOING WAIVERS, RELEASES AND AGREEMENTS BY BUYER, ON BEHALF OF ITSELF AND THE RELEASORS, SHALL SURVIVE THE CLOSE OF ESCROW AND THE RECORDATION OF THE DEED AND SHALL NOT BE DEEMED MERGED INTO THE DEED UPON ITS RECORDATION.
5.Back-Up Offers. Given current circumstances and state of facts with respect to the purchase and sale contemplated under the Purchase Agreement, Buyer acknowledges that, commencing December 1, 2022, Seller may be initiating negotiations with third-parties with respect to the purchase and sale of the Property, or such third parties entering into a joint venture with Buyer, subject to, in all instances, Buyer’s right to purchase the Property as provided for under the terms and provisions of the Purchase Agreement; provided however, notwithstanding the foregoing, Seller hereby agrees that, for the period of time commencing December 1, 2022 and continuing through December 15, 2022, (a) Seller will limit its initiating negotiations with third-parties with respect to the purchase and sale of the Property, or such third parties entering into a joint venture with Buyer, to no more than 10 potential buyers, the identity of each buyer which will be promptly disclosed to Buyer by email to the email addresses set forth in Section 15.1 of the Purchase Agreement as such contacts are made, and (b) Seller shall not, on or before December 15, 2022, accept in writing any offers, or enter into any written agreements, with other parties with respect to the purchase and sale of the Property or any joint venture with respect to the Property, without Buyer’s prior written consent, in Buyer’s sole and absolute discretion. For avoidance of doubt, none of the limitations set forth above in this section shall be applicable, or binding on Seller, after December 15, 2022, if the transaction fails to close by December 15, 2022.
6.Tenant Estoppels. Buyer acknowledges and agrees that the Tenant Estoppel condition referenced in Sections 4.4 and 7.1(e) of the Purchase Agreement has been satisfied for all purposes under the Purchase Agreement.
7.Effectiveness of Agreement. Except as modified by this Second Amendment, all the terms of the Purchase Agreement shall remain unchanged and in full force and effect.
8.Counterparts. This Second Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.
9.Telecopied/Emailed Signatures. A counterpart of this Second Amendment that is signed by one party to this Second Amendment and telecopied/emailed to the other party to this Second Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Second Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Second Amendment.
10.Successors and Assigns. All of the terms and conditions of this Second Amendment shall apply to benefit and bind the successors and assigns of the respective parties.
IN WITNESS WHEREOF, Seller and Buyer have entered into this Second Amendment to Purchase and Sale Agreement and Escrow Instructions as of the date first above stated.
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“SELLER”
KBSII 445 SOUTH FIGUEROA, LLC
a Delaware limited liability company
By:    KBSII REIT ACQUISITION XV, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland Corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

“BUYER”
WB UNION PLAZA HOLDINGS LLC,
a Delaware limited liability company
By:    /s/ Joel Schreiber
Name:    Joel Schreiber
Its:    Member